UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2011

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 7, 2011 Kendle International Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders adopted the previously disclosed Agreement and Plan of Merger, dated as of May 4, 2011 (the “Merger Agreement”), by and among the Company, INC Research, LLC, a Delaware limited liability company (“Parent”), and Triangle Two Acquisition Corp., an Ohio corporation and a subsidiary of Parent (“Merger Sub”). The Company’s shareholders also approved on a non-binding advisory basis the “golden parachute” compensation that may be received by the Company’s named executive officers in connection with the Merger Agreement and a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, but this proposal was not needed.

The voting results of the Special Meeting are as follows:

PROPOSAL #1: ADOPT AGREEMENT AND PLAN OF MERGER
	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	10,700,044	23,097	903,153

PROPOSAL #2: CONDUCT ADVISORY VOTE ON THE “GOLDEN PARACHUTE” COMPENSATION
	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	9,673,947	948,360	1,003,987

PROPOSAL #3: ADJOURN THE SPECIAL MEETING, IF NECESSARY
	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	9,822,116	900,322	903,856

No broker non-votes were cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: July 7, 2011	By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Vice President, Chief Legal Officer and Secretary